Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated June 27, 2008 relating to the financial statements, which appears in James Hardie Industries SE’s (formerly James Hardie Industries N.V.) Annual Report on Form 20-F for the year ended March 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
June 14, 2010